Exhibit 99.2
For Additional Information:
Navarre Investor Relations
763-535-8333
ir@navarre.com
NAVARRE CORPORATION EVALUATING STRATEGIC ALTERNATIVES FOR
FUNIMATION ENTERTAINMENT
Houlihan Lokey Retained as Advisor
Company Expects to Present FUNimation Entertainment as a Discontinued
Operation Beginning in the First Quarter of FY 2011
MINNEAPOLIS, MN — May 27, 2010 — Navarre Corporation (NASDAQ: NAVR) a publisher and leading distributor of computer software, home entertainment media and related products, today announced that it has engaged Houlihan Lokey to assist it in structuring and negotiating a potential transaction for the sale of FUNimation Entertainment. There can be no assurances that this process will result in the consummation of a transaction.
“Navarre is pursuing a more focused strategy. Now that we have substantially reduced debt and improved operating margins, we are focusing our efforts on driving revenue, particularly in new product lines. We are concentrating all efforts on our distribution and software publishing businesses where we have significant expertise and considerable systems and physical assets that can be leveraged. The Punch! acquisition announced last week strengthens our software publishing business and demonstrates a step in our execution of this strategy,” stated Cary L. Deacon, Chief Executive Officer.
FUNimation Entertainment’s strategy and capital requirements are distinctly different from those of the Company’s core business. While FUNimation’s recent results have generally met expectations, the strategies required to grow the business include co-productions of original anime content, social networks and digital broadcasting. The Company anticipates that those plans are best executed with ownership that has assets or expertise in those areas.
The Company will be discussing its going-forward strategy and financial outlook in greater detail next week in connection with its FY 2010 year end conference call. That conference call is scheduled to take place at 11:00 a.m. ET, Friday, June 4, 2010. Please see the “Investors” section of the Company’s web site located at www.navarre.com for details.
About Navarre Corporation
Navarre® Corporation is a publisher and distributer of computer software, home entertainment media and related products. The company publishes computer software in its Encore® subsidiary and produces animé video through its FUNimation Entertainment® subsidiary. Navarre

Distribution Services provides complete distribution and third-party logistics (3PL) services to North American retailers and their suppliers. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota. Additional information can be found at www.navarre.com.
About FUNimation Entertainment
FUNimation® Entertainment, a wholly-owned subsidiary of Navarre Corporation, is the leading company for Japanese animation in the United States. FUNimation is known for acquiring top-rated anime series from Japan and for being the market share leader for home video sales of anime in the United States. The company has a proven formula for launching and advancing brands, and in many instances manages a full spectrum of rights including broadcasting, licensing, production, internet, and home video sales and distribution.
Forward-Looking Statements
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are made based on the Company’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by these forward-looking statements. The Company’s forward-looking statements are also subject to risks and uncertainties which can affect its performance in both the near-and long-term. The Company identifies the principal risks and uncertainties that affect its performance in its Form 10-K and other filings with the Securities and Exchange Commission. The Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.